Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Rick Filippelli, President and CEO TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873 866-352-5304	Donald C. Weinberger/Diana Bittner (media) Wolfe Axelrod Weinberger Associates, LLC 212-370-4500 don@wolfeaxelrod.com diana@wolfeaxelrod.com

TeamStaff Receives Nasdaq Deficiency Notice
Related to the Market Value of its Publicly Held Shares

Somerset, New Jersey — September 18, 2009 — TeamStaff, Inc. (Nasdaq: TSTF) a national provider of healthcare and administrative staffing services, today announced that on September 15, 2009, it received a notice from the Listing Qualifications Department of The Nasdaq Global Market (Nasdaq) stating that for the last 30 consecutive trading days, the Company’s common stock has not maintained a minimum market value of publicly held shares of $5,000,000, as required by the continued listing requirements of the Nasdaq Global Market set forth in Listing Rule 5450(b)(1)(C) (the “Listing Rule”).

As provided by Nasdaq rules, TeamStaff will be provided 90 calendar days, or until December 14, 2009, to regain compliance with the $5,000,000 minimum market value requirement. The Company will regain compliance with the Listing Rule if, prior to December 14, 2009, the market value of the publicly held shares of TeamStaff’s common stock is $5,000,000 or more for a minimum of 10 consecutive trading days. There can be no guarantee that TeamStaff will be able to regain compliance with the Listing Rule.

In the event that we were to receive notice that our common stock will be delisted, Nasdaq rules permit us to appeal any delisting determination by the Nasdaq staff to a Nasdaq Listings Qualifications Panel. In addition, we may be permitted to transfer the listing of our common stock to the Nasdaq Capital Market if we satisfy all criteria for continued inclusion on such market. TeamStaff’s management and Board of Directors are considering alternatives to address compliance with the Listing Rule.

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical and administrative staffing through its two subsidiaries, TeamStaff Rx and TeamStaff GS. TeamStaff Rx is a leading provider of travel nursing and travel allied healthcare professionals. TeamStaff Rx operates throughout the U.S. and specializes in the supply of travel allied medical employees and travel nurses typically placed on 13 week assignments. TeamStaff GS specializes in providing medical, logistic, information technology and office administration professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. For more information, visit the TeamStaff web site at www.teamstaff.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to continue to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff on acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms attractive to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other events and important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year and its other filings with the SEC. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.

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